Exhibit 10.82

Share Purchase Agreement
Liu Family Trust

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into this 17th  day of June  2008 between Liu Family Trust (the "Seller") and Surge Global Energy, Inc. (the "Purchaser" or ‘Surge”) and Peace Oil Corp.

A.           The Seller is the owner of record of an aggregate of 806,886 shares of Surge (the “Surge Shares”) that were obtained through the conversion of 403,443 preferred shares of Cold Flow Energy, ULC.

B.            Seller agrees to sell and Purchaser agrees to purchase all the right, title, and interest of Seller in the Surge Shares for an aggregate purchase price of 34,652 common shares of North Peace Energy, Inc.(hereinafter referred to as the "NPE Shares”) owned by Purchaser and held in the name of Peace Oil Corp.  The Surge Shares and NPE Shares are collectively referred to herein as the “Exchanged Shares.”

IN CONSIDERATION OF and as a condition of the parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties agree as follows:

1.           Purchase and Sale:  Seller agrees to sell and Purchaser agrees to purchase all the right, title, and interest of Seller in the Surge Shares for an aggregate purchase price of  34,652 NPE Shares.  The Exchanged Shares each currently bear a restrictive legend, which legend shall remain on the Exchange Shares delivered to each other at closing.  After closing, the removal of any restrictive legend will be subject to compliance with applicable securities laws and receipt of any required legal opinions as determined by the issuer of said securities, and will be the responsibility of the party who owns the shares after the transaction closes.

2.           Closing:  A closing shall take place at such time (but no later than July 15, 2008) as the parties have executed this Agreement and delivered the Exchanged Shares, together with any documents necessary for their transfer, to Burstall Winger LLP, to the attention of Keith Templeton, who will hold the Exchanged Shares and all related documents in trust until all necessary documents are fully executed and deliverable to the respective parties.  Immediately after the Agreement is signed, Purchaser will send the NPE Shares to CIBC Mellon, with transfer instructions directing the delivery of the Seller’s shares to Burstall Winger LLP.  After closing, Purchaser will cause the trust account at Olympia Trust Company in which CFE Shares had been held to be canceled, and Seller will cooperate with Purchaser as necessary to close such account.

3.           Representations and Warranties of the Seller:  Seller represents and warrants to the Purchaser as follows:
a.           Except as provided in the incorporating documents of Surge or as indicated on the face of the certificates for the Surge Shares, or in compliance with applicable securities laws, Purchaser would not be prevented or restricted in any way from re-selling the Surge Shares in the future.
b.           Seller is the owner in clear title of the Surge Shares and the Surge Shares are  free of any liens, encumbrances, security interests, charges, mortgages, pledges, or adverse claim or other restriction that would prevent the transfer of clear title of the Surge Shares to the Purchaser.

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c.           Seller is not bound by any agreement that would prevent any transactions connected with this Agreement.
d.           There is no legal action or suit pending against any party, to the knowledge of Seller, which would materially affect this Agreement.
e.           Seller has reviewed the financial statements and public disclosures made by CFE, NPE, and/or Surge, and has satisfied itself that it is sufficiently informed to participate in the transaction and is doing so after having completed and relying solely upon its own due diligence.

4.           Representations and Warranties of Purchaser:  Purchaser represents and warrants  to Seller as follows:
a.           Purchaser would not be recognized as an issuer, insider, affiliate, or associate of North Peace Energy, Inc. and/or the  NPE Shares as defined or recognized under applicable securities laws and regulations.
c.           Except as provided in the incorporating documents of NPE or as indicated on the face of the certificates for the NPE Shares or in compliance with applicable securities laws, the Seller would not be prevented or restricted in any way from re-selling the NPE Shares in the future.
d.           Purchaser is the owner in clear title of the NPE Shares and the NPE Shares are  free of any liens, encumbrances, security interests, charges, mortgages, pledges, or adverse claim or other restriction that would prevent the transfer of clear title of the NPE Shares  to the Seller.
e.           Purchaser is purchasing pursuant to an exemption from registration requirements available to it under applicable Canadian securities legislation and shall deliver to Seller such further particulars of the exemption and the Purchaser’s qualifications thereunder as the Seller or its counsel may request.
f.           There is no legal action or suit pending against any party, to the knowledge of Purchaser that would materially affect this Agreement.
g.           Purchaser has reviewed the financial statements and public disclosures made by CFE, and/or NPE and has satisfied itself that it is sufficiently informed to participate in the transaction and is doing so after having completed and relying solely upon its own due diligence.

5.           Miscellaneous
a.           Expenses:  Each party agrees to pay their own costs and expenses in connection with this Agreement.
b.           Finder's Fees:  No party to this Agreement will pay any type of finder's fee to any other party to this Agreement or to any other individual in connection to this Agreement.
c.           All parties to this Agreement warrant and represent that no investment banker or broker or other intermediary has facilitated the transaction contemplated by this Agreement and is entitled to a fee or commission in connection with said transaction. All parties to this Agreement indemnify and hold harmless all other parties to this Agreement in connection with any claims for brokerage fees or other commissions that may be made by any party pertaining to this Agreement.
d.           Seller hereby irrevocably entrusts Purchaser to vote on its behalf by proxy and exercise all voting rights associated with the Surge Shares as of the date of this Agreement.
f.           Governing Law:  The Purchaser and the Sellers submit to the jurisdiction of the courts of Alberta, Canada for the enforcement of this Agreement or decision arising from this Agreement. This Agreement will be enforced or construed according to the laws of the Alberta regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

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g.           Time is of the essence in this Agreement.
h.           This Agreement may be executed in counterparts and by facsimile.
i.           All warranties representations of Seller and Purchaser connected with this Agreement will survive the Closing.
j.           This Agreement will not be assigned either in whole or in part by any party to this Agreement without the written consent of the other party.
k.           Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.
l.           If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.
m.           This Agreement contains the entire agreement between the parties. All negotiations and understandings have been incorporated into this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.
n.           This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon Seller and Purchaser and their respective successors, assigns, executors, administrators, beneficiaries, and representatives.
o.           Any notices or delivery required here will be deemed completed when emailed, faxed, hand-delivered, delivered by agent, for five (5) days after being placed in the post, postage prepaid, to the parties at the addresses contained in this Agreement or as the parties may later designate in writing.
p.           All of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

IN WITNESS WHEREOF, Seller and Purchaser have duly affixed their signatures:

/s/ Jun Ling chen
Liu Family Trust
By its Trustee Jun Ling chen

/s/ E. Jamie Schloss
Surge Global Energy, Inc.
By its Chief Executive Officer, E. Jamie Schloss

/s/ E. Jamie Schloss
Peace Oil Corp.
By its Chief Executive Officer, E. Jamie Schloss

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